PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION
CONVERTING IDEAS INTO SOLUTIONS

Agreement Between PCT LTD (PCTL) and 2705908 ONTARIO INC. (ONTARIO)

August 2, 2019

This agreement is made and entered this 2nd day of August 2019, by and between **PCT LTD** (PCTL), a Nevada corporation with its principal place of business located at 4235 Commerce Street, Little River, SC 29566 and **2705908 ONTARIO INC.** (ONTARIO), a Canadian company with its principal place of business located at 295 The West Mall Suite 600, Toronto Ontario M9C 4Z4, Canada.

WHEREAS, both PCTL and Ontario agree that due diligence by both organizations have not been fully completed by the set timeline of the Letter of Intent dated July 10, 2019. Both companies are negotiating in good faith and on the terms with best efforts and an intention of moving forward and closing this transaction as efficiently as possible aligning the company for growth and profitability. Subject to due diligence being satisfied and terms being modified.

In witness whereof the Company and Target have executed this letter to extend the date to August 19, 2019, effective as of the date first above written.

Signed: Jody Read

CEO, PCT LTD

4235 Commerce Street

Little River, SC 29566

U.S.A.

Signed: Jacquie Boddaert

Jacquie Boddaert

2705908 ONTARIO INC.

295 The West Mall Suite 600,

Toronto Ontario M9C 4Z4, Canada.